                                                                    Exhibit 99.2

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
-------------------------------------------------------

AT THE COMPANY
--------------
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

        FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS ANNOUNCES
                            SECOND QUARTER EARNINGS

BOSTON, MASSACHUSETTS AUGUST 11, 2004 - FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS (NYSE:FUR) announced its financial results for the second quarter ended June 30, 2004. Financial results for the three and six months ended June 30, 2004 and 2003 are as follows:

Unaudited (In thousands)                THREE MONTHS ENDED    SIX MONTHS ENDED
                                              JUNE 30,             JUNE 30,
                                          2004      2003       2004      2003

REVENUES                                 $ 3,042   $ 1,430    $ 4,948   $ 2,757

NET INCOME/(LOSS)                        $20,446   $(3,122)   $20,241   $(4,154)

NET INCOME/(LOSS) APPLICABLE TO
COMMON SHARES OF BENEFICIAL INTEREST     $19,930   $(3,638)   $19,209   $(5,186)

Net income applicable to Common Shares of Beneficial Interest for the six months ended June 30, 2004 was $19.2 million as compared to a net loss of $5.2 million for the six months ended June 30, 2003. The primary reason for the increased net income was the accounting gain of $19.7 million on sale of real estate attributable to the sale on June 22, 2004 of the Park Plaza Mall property.

Property operating income, which is rent less property operating expenses and real estate taxes, increased from $200,000 for the six months ended June 30,
2003 to $400,000 for the six months ended June 30, 2004 due to the improved operating results at Circle Tower. The increase in property operating income consists of a $40,000 increase in rental income, a $107,000 decrease in property operating expenses and an $18,000 decrease in real estate tax expense.

VenTek had revenue of $3.0 million for the six months ended June 30, 2004 compared to $1.4 million for the same period during 2003. VenTek's costs of goods sold for the six months ended June 30, 2004 and for the six months ended
June 30, 2003 was $2.0 million. As of June 30, 2004, VenTek had no backlog.
Backlog represents products or services that VenTek's customers have committed by contract to purchase. VenTek is not actively seeking new contracts. Ventek currently performs any requisite obligations under its remaining performance and product warranty bond guarantees. It is expected that upon completion or expiration of the bond and warranty period (expected to be the fourth quarter of
2004), the remaining assets of Ventek will be disposed of and operations will cease.

                                       5

Interest income for the six months ended June 30, 2004 increased to $0.9 million from $0.5 million for the same period in 2003 due to a $0.6 million increase in interest income received on loans receivable and $0.2 million decrease in interest received on government securities.

General and administrative expenses for the first half of 2004 decreased by $2.4 million to $2.2 million for the six months ended June 30, 2004. During the first six months of 2003 the largest components of the Trust's general and administrative expenses were legal fees relating to the preferred shareholder litigation ($0.3 million), legal fees related to the Gotham transaction ($2.8 million), other legal and accounting fees ($0.5 million), and directors and officers insurance ($0.3 million). The balance of the first half 2003 general and administrative costs ($0.6 million) related to management fees, costs associated with shareholder relations and communications, trustee fees, and other administrative costs incurred in connection with the operation and management of the Trust. During the first six months of 2004 the largest components of the Trust's general and administrative expenses were legal and accounting fees ($0.5 million), directors and officers insurance ($0.4 million), a termination fee paid to the Trust's former asset management provider, Radiant
Partners LLC ($0.1 million), the asset management fee that is charged by FUR
Advisors LLC ($0.7 million) which, as described further in the footnotes to the combined financial statements included in this report, is based upon a percentage of the Trust's Gross Asset Value (as defined in the agreement). Also included in the first half 2004 general and administrative expenses were federal and state tax expenses incurred by the TRS described above ($0.04 million) for its share of the income earned on the NorthStar Loan. The balance of the general and administrative expenses ($0.4 million) was for costs associated with shareholder relations and communications, trustee fees, and other miscellaneous costs associated with the operations of the Trust.

Depreciation and amortization was consistent at $0.2 million for the first six months of 2004 and the same period in 2003.

Interest expense declined from $0.5 million during the six months ended June 30,
2003 to $0.01 million for the same period in 2004 due to the full satisfaction of the Trust's senior notes on October 1, 2003.

Income from discontinued operations represents income attributable to the Park
Plaza Mall, which was sold in June 2004. During the six months ended June 30,
2003 income from the property was $0.9 million and during the six months ended
June 30, 2004, income derived from the sold property was $0.5 million for the same period due to a $0.2 million increase in amortization of debt issuance costs and a $0.2 million decrease in rents.

The Combined Statements of Operations for the Trust for the three month periods ended June 30, 2004 and 2003 accompanies this release.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report on Form
10-K filed by the Company with the Securities and Exchange Commission for its fiscal year ended December 31, 2003. These forward-looking statements reflect management's judgment as of this date, and First Union assumes no obligation to revise or update them to reflect future events or circumstances.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
        COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands,                                   THREE MONTHS ENDED      SIX MONTHS ENDED
 except per share data)                                JUNE 30,              JUNE 30,
                                                 ------------------      ----------------
                                                  2004        2003        2004        2003
                                                  ----        ----        ----        ----

REVENUES
      Rents                                     $    372    $    462    $    743    $    803
      Sales                                        1,676         718       2,985       1,444
      Interest and dividends                         718         250         944         510
      Gain on sale of securities available
      for sale                                       276         -           276         -
                                                --------    --------    --------    --------
                                                   3,042       1,430       4,948       2,757
                                                --------    --------    --------    --------
EXPENSES
      Property operating                             152         241         348         455
      Cost of goods sold                           1,160         879       2,094       1,966
      Real estate taxes                                8          22          25          44
      Depreciation and amortization                  133         114         203         237
      Interest                                        11         184          14         549
      General and administrative                     851       3,357       2,159       4,519
                                                --------    --------    --------    --------
                                                   2,315       4,796       4,843       7,770
                                                --------    --------    --------    --------
Income/(loss) from continuing operations             727      (3,366)        105      (5,013)

Discontinued operations:

      Income from discontinued operations             68         244         485         859
      Gain on disposal of real estate             19,651         -        19,651         -
                                                --------    --------    --------    --------
Income from discontinued operations               19,719         244      20,136         859
                                                --------    --------    --------    --------
Net income/(loss)                                 20,446      (3,122)     20,241      (4,154)
      Preferred dividend                            (516)       (516)     (1,032)     (1,032)
                                                --------    --------    --------    --------
Net income/(loss) applicable to Common Shares
    of Beneficial Interest                        19,930      (3,638)     19,209      (5,186)
OTHER COMPREHENSIVE INCOME

Unrealized gain on securities                        376         -           772         -
                                                --------    --------    --------    --------
Comprehensive income/(loss)                     $ 20,306    $ (3,638)   $ 19,981    $ (5,186)
                                                ========    ========    ========    ========

(In thousands,                                   THREE MONTHS ENDED       SIX MONTHS ENDED
except per share data)                                JUNE 30,                JUNE 30,
                                                 ------------------       ----------------
                                                  2004       2003        2004        2003
                                                  ----       ----        ----        ----

PER SHARE DATA - BASIC:
Income/(loss) from continuing operations        $   0.01   $  (0.11)   $  (0.03)   $  (0.17)
Income from discontinued operations                 0.63       0.00        0.65        0.02
                                                --------   --------    --------    --------
Net income/(loss) applicable to Common Shares
of Beneficial Interest                          $   0.64   $  (0.11)   $   0.62    $  (0.15)
                                                ========   ========    ========    ========

DILUTED:
Income/(loss) from continuing operations        $   0.01   $  (0.11)   $  (0.03)   $  (0.17)
Income from discontinued operations                 0.55       0.00        0.56        0.02
                                                --------   --------    --------    --------
Net income/(loss) applicable to Common Shares
of Beneficial Interest                          $   0.56   $  (0.11)   $   0.53    $  (0.15)
                                                ========   ========    ========    ========

BASIC WEIGHTED AVERAGE COMMON SHARES              31,059     34,550      31,059      34,677

Convertible Preferred Shares                       4,837      4,837       4,837       4,837

Stock Options                                         25        -            23         -
                                                --------   --------    --------    --------
DILUTED WEIGHTED AVERAGE COMMON SHARES            35,921     39,387      35,919      39,514
                                                ========   ========    ========    ========